Exhibit 2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN
SECTION 13 OF THE REGISTRATION RIGHTS AGREEMENT, DATED SEPTEMBER 19, 1995, BETWEEN i VILLAGE INC. AND AMERICA ONLINE, INC. (THE "REGISTRATION RIGHTS AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, i VILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY
BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF
THIS CERTIFICATE TO THE SECRETARY OF i VILLAGE INC.

                                                        September 19, 1995

                                i VILLAGE INC.

                          STOCK SUBSCRIPTION WARRANT

                 THIS CERTIFIES that, for value received, AMERICA ONLINE, INC., or assigns, is entitled to subscribe for and purchase from i VILLAGE INC., a Delaware corporation (the "Corporation"), that number of shares (the "Warrant Shares") of capital stock of the Corporation as shall be determined in accordance with the provisions of Section 1 hereof at the price per share (the "Warrant Price") determined in accordance with the provisions of Section 1 hereof, at any time or from time to time during the period (the "Exercise Period") commencing with the earlier of the date of closing of the Qualified Capital Financing and April 1, 1996, and ending with the fifth anniversary of such date. This Warrant is being issued pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated the date hereof, between the Corporation and America Online, Inc. Terms used but not defined herein shall have the meanings set forth in the Purchase Agreement or the Stockholders' Agreement, dated the date hereof, among the Corporation and the other signatories thereto (the "Stockholders' Agreement").

                 SECTION 1.  Warrant Shares and Warrant Price.

                 The Warrant Shares and the Warrant Price shall be established as follows:

                          (a)     If the Corporation closes the Qualified
Capital Financing prior to April 1, 1996, the Warrant Shares shall consist of the series of Preferred Stock issued in such Qualified Capital Financing (the "New Preferred Stock") and the Warrant Price shall equal the per share

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purchase price of the New Preferred Stock in such Qualified Capital
Financing.

                          (b)     If the Corporation does not close the
Qualified Capital Financing prior to April 1, 1996, the Warrant Shares shall consist of the Corporation's Series A Preferred Stock, $.0005 par value ("Series A Preferred Stock", and together with New Preferred Stock, the "Preferred Stock"), and the Warrant Price shall equal $1.00.

                          (c)     The number of Warrant Shares for which this
Warrant is exercisable shall be equal to (1) the product of (x) .025 and (y) the sum of the outstanding principal amounts, if any, of the Corporation's Convertible Secured Note on the last calendar day of each month commencing with the month of the date of issuance of this Warrant (the "Issue Date") and ending with the month prior to the month of exercise of this Warrant, divided by (2) the Warrant Price, minus the number of Warrant Shares for which this Warrant was previously exercised.

                 SECTION 2.  Exercise of Warrant.

                 The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by check (or by cancellation of indebtedness evidenced by the Convertible Secured Note issued by the Corporation to such holder which, for such purpose, shall be valued at the principal amount thereof and interest thereon so cancelled) for each share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Preferred Stock so purchased, registered in the name of the holder, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Preferred Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the

Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                   SECTION 3.     Exchange of Warrant.

                          (a)     At any time and from time to time during
the Exercise Period, the holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with paragraph (b) below, by the surrender of this Warrant, accompanied by a properly completed and executed Notice of Exchange in the form attached, at the agency or office of the Corporation referred to in Section 2.

                          (b)     In connection with any Warrant Exchange,
this Warrant shall represent the right to subscribe for and acquire the excess (rounded to the next higher integer) of (i) the number (the "Total Number") of Warrant Shares specified in the Notice of Exchange over (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Warrant Price by (B) the Fair Market Value. "Fair Market Value" means the fair market value per share of outstanding Series A Preferred Stock or New Preferred Stock, as the case may be, as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holder or, if such selection cannot be made within five days after delivery of the Notice of Exchange, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

                          (c)     The closing of any Warrant Exchange shall
take place at the offices of the Corporation on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange (i.e., the excess of (i) the number of shares subject to this Warrant immediately before such Warrant Exchange over (ii) the Total Number).

                 SECTION 4.  Adjustment of Warrant Price.

                 If, at any time during the Exercise Period, the number of outstanding shares of Preferred Stock is (i) increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split-up of shares of Preferred Stock, or (ii) decreased by a combination of shares of Preferred Stock, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Preferred Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii), by (y) the number of shares of Preferred Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

                 SECTION 5.  Adjustment of Warrant Shares.

                 Upon each adjustment of the Warrant Price as provided in
Section 4, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing
(A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of Preferred Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

                 SECTION 6.  Covenants as to Preferred Stock and Common
Stock.

                          (a)     The Corporation covenants and agrees that
all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock which may be issued upon the conversion of the Preferred Stock, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then effective Warrant Price per share of Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of (a) shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of the Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of Preferred Stock upon the exercise of this Warrant or the conversion of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Preferred Stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Preferred Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

                          (b)     The Company further covenants and agrees
that the holder hereof will be entitled to the benefits of any adjustment prior to the exercise hereof pursuant to any anti-dilution protection afforded to holders of Preferred Stock.

                 SECTION 7.  No Shareholder Rights.

                 This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

                 SECTION 8. Restrictions on Transfer, Rights Under Purchase Agreement; Etc.

                 The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Preferred Stock issuable upon the exercise of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock are subject to the provisions of
Section 13 of the Registration Rights Agreement and this Warrant. The shares of Preferred Stock issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock shall be entitled to all rights and benefits accorded thereto in the Purchase Agreement, and the applicable provisions of the Purchase Agreement are hereby incorporated herein by reference.

                 SECTION 9.  Transfer of Warrant; Amendment.

                          (a)     This Warrant and all rights hereunder are
transferable, in whole, or in part, in accordance with the Stockholders' Agreement, at the agency or office of the Corporation referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

                          (b)     The terms and provisions of this Warrant
may not be modified or amended, except under the written consent of the Corporation and the Holders of a majority of Warrant Shares issuable upon exercise hereof.

                 SECTION 10.  Reorganizations, Etc.

                 In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing operation and which does not result in any change in the Preferred Stock and Common Stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Preferred Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

                 SECTION 11.  Lost, Stolen, Mutilated or Destroyed Warrant.

                 If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                 IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on the date first above written.

                                           i VILLAGE INC.


                                           By:  /s/ Candice Carpenter
                                                --------------------------------
                                                Name:  Candice Carpenter
                                                Title:



ATTEST:_____________________________
                Secretary

                             Form of Subscription

                    [To be signed upon exercise of Warrant]

                 The undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise the purchase rights represented by such
Warrant for, and to purchase thereunder, ________ shares of Series ____ Preferred Stock of i VILLAGE INC., and herewith makes payment of $________
therefore,<F1>                                 and requests that the
certificates for such shares be issued in the name of and delivered to, ______________________, whose address is _____________________________________.
Dated:


                                                   ---------------------------
                                                   (Signature)



                                                   ---------------------------
                                                   (Address)





____________________
[FN]
<F1> All or any portion of which can be paid by cancellation of indebtedness under and surrender of Secured Convertible Notes.

                              Notice of Exchange

                       (To be executed by the Holder in
                        order to exchange the Warrant.)

                 The undersigned hereby irrevocably elects to exchange this Warrant into _____ shares (the foregoing number constituting the "Total Number" referred to in Section 3(b) of this Warrant) of Series ___ Preferred Stock of i VILLAGE INC., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on
_______________.


Dated:


                                           -----------------------------------
                                           Name of Holder



                                           By:--------------------------------

                              Form of Assignment

                 [To be signed only upon transfer of Warrant]

                 For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase _________ shares of Series ___ Preferred Stock of i VILLAGE, INC., to which the within Warrant relates, and appoints Attorney to transfer such right on the books of i VILLAGE, INC., with full power of substitution in the premises.


Dated:

                                           ------------------------------------
                                           (Signature)

Signed in the presence of:

_____________________________